Exhibit 10.34

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

DEVELOPMENT, MANUFACTURING, AND TESTING SERVICES AGREEMENT

This Development, Manufacturing and Testing Services Agreement (the "Services Agreement") is made and entered into as of January 11, 2021 (the "Effective Date") by and between WuXi Advanced Therapies Inc., a corporation organized under the laws of Delaware with offices located at 4751 League Island Blvd., Philadelphia, Pennsylvania 19112 ("WuXi"), and Cabaletta Bio, Inc., a company organized under the laws of Delaware with office located at 2929 Arch Street, Suite 600, Philadelphia, PA 19104 ("Customer"). Customer and WuXi are referred to herein individually as a "Party" and collectively as the "Parties".

The Parties agree as follows:

1.
Definitions.
1.1
Defined Terms. The following terms (whether or not underscored) when used in this Agreement, shall, except where the context otherwise requires, have the following meanings:
1.1.1
"Affiliate" means any company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with the relevant Party to this Agreement. "Control" means the ownership of at least fifty per cent (50%) of the equity of the entity or the legal power to direct the general management and policies of the entity.
1.1.2
"Agreement" means this Development, Manufacturing and Testing Services Agreement together with an applicable Work Order.
1.1.3
"Batch" means the Product obtained from one manufacturing run using the Process.
1.1.4
"Certificate of Analysis or Certificate of Testing" means a certificate of analysis as to testing of any Product.
1.1.5
"cGMP" means current Good Manufacturing Practices and General Biologics Products Standards as promulgated under the US Federal Food Drug and Cosmetic Act at 21 CFR (Chapters 210, 211, 600 and 610), the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC and ICH Guidance Q7A (Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients. WuXi's operational quality standards are defined in internal GMP policy documents.
1.1.6
"cGMP Product" means Product which may be required under Work Orders to be manufactured in accordance with cGMP.
1.1.7
"Customer Information" means all technical and other information from time to time supplied by Customer to WuXi, which at the time of supply or disclosure by Customer is not (i) already in the public domain or (ii) already known by WuXi as established by written records.

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1.1.8
"Customer Know-How" means all technical and other information relating to the Product or the Process known to Customer from time to time other than WuXi Know-How and information in the public domain.
1.1.9
"Customer Materials" means the materials supplied by Customer to WuXi and used to produce Product, the particulars of which are identified in Work Orders hereto.
1.1.10
“Customer Patent Rights” means all patents and patent applications of any kind throughout the world that are necessary or useful in performance of the Services, or related to the Products or the Process, which from time to time Customer is the owner of or is entitled to use.
1.1.11
“Deliver”, “Delivered” or “Delivery” has the meaning ascribed to it by Section 5.1.
1.1.12
“Facility” means the place of manufacture of the Product and performance of the Services, which unless otherwise agreed to by the Parties shall be WuXi's facility in [***].
1.1.13
“Price” means the price specified in Work Orders for the Services.
1.1.14
“Process” means the process for the production of the Product transferred by Customer to WuXi, including any improvements or modifications made thereto from time to time.
1.1.15
“Product” means all or any part of the product manufactured (including any sample thereof), the particulars of which are set out in Work Orders.
1.1.16
“Quality Agreement” means that certain Quality Agreement to be entered into by the Parties in connection with the activities contemplated hereunder.
1.1.17
“Services” means all or any part of the services that are the subject of the Agreement, the particulars of which are set out in Work Orders.
1.1.18
“Specification” means the specification for Product or Services, as applicable, the particulars of which are set out in Work Orders.
1.1.19
“Terms of Payment” means the terms of payment specified in Work Orders.
1.1.20
“Work Order” means any such appendix to this Agreement specifying Services. Work Order(s) shall be attached to this Agreement and shall when approved in writing by both Parties be deemed an integral part hereof. Work Order(s) may be updated from time to time by mutual agreement.
1.1.21
“WuXi Know-How” means all technical and other information and materials, ideas, concepts, methods, procedures, designs, documents, data, inventions, discoveries and works of authorship (in each case, whether or not patentable) controlled or owned by WuXi prior to the Effective Date other than confidential Customer Information and information in the public domain.
1.1.22
“WuXi Intellectual Property Rights” means all patents, patent applications, product/process licenses, trade secrets, and copyrights, throughout the world relating to WuXi Know-How.
1.2
Interpretation. In this Agreement unless inconsistent with the context (i) references to the Parties are to the Parties to this Agreement, (ii) headings are used for convenience only and are to be ignored for purposes of construction, (iii) references to a statutory provision include references to the statutory provision as modified or re-enacted from time to time and to any subordinate legislation made under the statutory provision, (iv) references to the singular include the plural and vice versa, (v) references

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to the word "including" are to be construed as without limitation, and (vi) any schedules attached hereto shall form part of this Agreement and a reference to a particular recital, section, paragraph or schedule shall be a reference to the recital, section, paragraph or schedule in or to this Agreement.
1.3
Conflicting Definitions. In the event of a conflict between a definition in any executed Work Order and this Agreement, the definition in this Agreement shall prevail.
2.
Applicability of Services Agreement and Work Orders.
2.1
Work Order. This Agreement will not be effective until it (or a counterpart of it) has been signed on behalf of both Parties. Customer and WuXi must complete and execute a Work Order before Services are provided. Each Work Order will include information relating to the specific Services agreed to by the Parties and Price. Once signed, a Work Order becomes a part of the Agreement, although the terms in a Work Order will govern only Services described in that Work Order. To initiate the provision of Services under a Work Order, Customer must issue a purchase order. In the event of any inconsistency between this Agreement and any Work Order, this agreement will prevail unless the work order specifically states otherwise. No variation of or addition to the Agreement or any part thereof shall be effective unless in writing and signed on behalf of both Parties.
2.2
Changes. Either Party may propose a change in the scope or detail of a Work Order. Any such change will require a written change of scope amendment to each Work Order (a "Change of Scope"). Each Change of Scope will detail the requested changes to the applicable task, responsibility, duty, milestone, deliverables, budget, Timeline(s) or other matter. A Change of Scope will become effective as an amendment to such Work Order upon the execution of such Change of Scope by both Parties' authorized representatives. Each Party agrees to act in good faith and promptly when considering a Change of Scope requested by the other Party.
2.3
Special Requests. In the event Customer requests information (by way of example, a [***] ) that requires in-depth study and analysis from senior management (a "Special Request"), Customer and WuXi must agree to the terms (e.g. scope, fee, and timeline) before WuXi will initiate the analysis required for such Special Requests.
2.4
Non-Solicitation and Hiring. During the term of this Agreement and for a period of [***] thereafter, neither Party shall induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of the other Party (the "Protected Employer") to terminate his or her employment or engagement with the Protected Employer without the prior written consent of the Protected Employer. For the avoidance of doubt, the foregoing sentence does not prohibit the solicitation of any employee of the Protected Employer (a) who, during the [***] period immediately preceding the solicitation, did not perform any work on any projects or work assignments between the Protected Employer and the soliciting party or has not otherwise come into contact with the soliciting Party in connection with transactions contemplated in this Agreement, or (b) who responds to general solicitation of a party that is not targeted at any specific person. The hiring Party acknowledges that any such hire made by it during the term of this Agreement may affect project timelines
3.
Representations and Warranties.
3.1
WuXi Warranties. WuXi represents and warrants that:
3.1.1
The Services will be performed in accordance with the Services Agreement and the applicable Work Order;
3.1.2
It will secure Customer Materials and/or the Customer Know-How in such manner as WuXi secures its own material of similar nature, and the Customer Materials will be stored in accordance with the Quality Agreement, applicable Specifications, and Customer's written instructions;

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3.1.3
It will not part with possession of the Customer Materials or the Product without obtaining Customer's written permission; and
3.1.4
As of the date of this Agreement, to the best of WuXi's knowledge, (A) the WuXi Intellectual Property Rights and the WuXi Know-How are owned by WuXi or WuXi is otherwise entitled to use them for the purposes of providing Services under this Agreement, and during the term of the Agreement WuXi shall not do or cause anything to be done which would adversely affect their ownership or entitlement for WuXi to use the same for those purposes, and (B) the performance of the Services hereunder do not infringe any intellectual property rights of any third party. This representation and warranty does not apply to infringement arising from: (i) anything Customer provides which is used in the performance of Services, incorporated into any Product or deliverable hereunder, or WuXi's compliance with any designs, specifications, or instructions provided by Customer or a third party at Customer's direction; (ii) Customer's modification of the Product or any deliverable independent of WuXi; or (iii) the combination, operation or use of the Services, deliverable, or Product with any product, data, apparatus, or business method that WuXi did not provide;
3.1.5
WuXi has the necessary corporate authorizations to enter into the Agreement;
3.1.6
Upon payment of all related Service fees, all Products will be transferred to Customer free and clear of any liens or encumbrances of any kind.
3.1.7
The Product will not be adulterated or misbranded in any way through WuXi's negligence, gross negligence, or willful misconduct.
3.1.8
The Facility is in material compliance with all applicable laws and regulations of the United States required for the performance of the Services, and WuXi holds all licenses and permits necessary to perform the Services at the Facility.
3.1.9
WuXi, its approved subcontractors, and each of their respective officers and directors, as applicable, and any person used by WuXi or approved subcontractors to perform Services under this Agreement: (i) have not been debarred and are not subject to a pending debarment pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (ii) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)); (iii) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (iv) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action. WuXi will notify Customer immediately if WuXi, or approved subcontractors, or any person used to perform Services under this Agreement, or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of WuXi's knowledge, is threatened, and in any such event Customer shall have the right to terminate this Agreement in accordance with Section 11.3.1.
3.2
WuXi does not warrant or guarantee that a specific or desired result will be attained from Services. THE WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE WAIVED BY CUSTOMER. CUSTOMER EXPRESSLY ACKNOWLEDGES AND AGREES THAT USE OF THE SERVICES AND ANY DELIVERABLES MADE IN CONNECTION THEREWITH IS AT CUSTOMER'S RISK.
3.3
Representations and Warranties of Customer. Customer represents and warrants to WuXi that:

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3.3.1
Customer shall supply to WuXi the Customer Information, together with full details of any hazards relating to the Customer Materials, their storage and use, in each case to the extent known to Customer. The Customer Materials and/or the Customer Information and/or the Customer Know-How supplied to WuXi will remain the property of Customer.
3.3.2
Customer hereby grants WuXi the non-exclusive right to use the Customer Materials, the Customer Know-How and the Customer Information for the purpose of the Agreement. WuXi hereby undertakes not to use the Customer Materials, the Customer Know-How or the Customer Information (or any part thereof) for any other purpose.
3.3.3
Customer has the necessary corporate authority to enter into this Agreement;
3.3.4
Customer has the right to supply the Customer Materials and the Customer Information to WuXi and the necessary rights to license or permit WuXi to use the same for the purpose of the Services; and Customer shall not do or cause anything to be done which would adversely affect their ownership or entitlement to use the same for those purposes;
4.
Services, Schedule, Equipment, Raw Materials, Cancellation, Technology Transfer.
4.1
Services and Performance. WuXi shall carry out the Services as provided in applicable Work Orders and shall use reasonable efforts to achieve the estimated time schedule thereto or as agreed to by the Parties. All Products will be manufactured at the Facility, and in accordance with this Agreement, all applicable laws and regulations of the United States, cGMP with respect to cGMP Products, the Quality Agreement, and Specifications.
4.2
Equipment. In the event special, custom, or Customer-dedicated equipment (the "Dedicated Equipment") is required to be acquired by WuXi for the manufacture of Product:
4.2.1
All such Dedicated Equipment will be new when purchased and will be purchased by WuXi for the project from an authorized distributor with a standard manufacturer's warranty. Prior to the issuance of a Purchase Order (PO) for any Dedicated Equipment, WuXi will provide to Customer for written approval a quotation for the purchase of the Dedicated Equipment, which will include a quotation for installation and qualification package, an extended warranty and/or maintenance plan as appropriate. WuXi shall use commercially reasonable efforts to obtain the most favorable pricing possible for such Dedicated Equipment, and shall negotiate such pricing in a manner consistent with WuXi's purchase of manufacturing equipment generally for its own (or its customers') account. After Customer approval of the quotation, WuXi will invoice Customer for the purchase of the Dedicated Equipment including the installation and qualification fees according to the terms set forth in the PO. In consideration for the purchase, installation, and qualification of the Dedicated Equipment, Customer agrees to reimburse WuXi [***]. Customer will carry the Dedicated Equipment on their books for purposes of capital depreciation.
4.2.2
Customer will be the owner of Dedicated Equipment, and all such Dedicated Equipment will be marked with an asset tag indicating that Customer is the owner thereof (provided, the Customer name will not appear on such label but rather a pseudonym assigned by WuXi) and prominently labeled for use only on the assigned Customer project numbers. Such Dedicated Equipment will be used exclusively for Customer projects hereunder. WuXi will be responsible without additional payment by Customer for the costs of calibration of the Dedicated Equipment. Risk of damage or loss of Dedicated Equipment resulting from fire or WuXi's negligence, willful misconduct, or any use by WuXi that is inconsistent with the applicable equipment warranty will be held by WuXi, and WuXi will be responsible for repairing or replacing any such lost or damaged Dedicated Equipment. Customer is not liable for any injuries to WuXi employees operating such Equipment. Dedicated Equipment will remain at WuXi facility during the term of the Agreement. While Dedicated Equipment is in WuXi's possession, WuXi will maintain in effect an insurance policy that provides coverage for the destruction or theft of the Dedicated

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Equipment. Within [***] after expiration or termination of this Agreement, Customer will make arrangements at Customer's cost and expense to have the Dedicated Equipment shipped from WuXi's facility to Customer.
4.2.3
WuXi will be responsible, at its expense, for ongoing routine maintenance, service, and calibration of the Dedicated Equipment. Customer will be responsible for the cost of nonroutine maintenance and servicing of the Dedicated Equipment (such as major repairs and material parts replacement), except to the extent caused by WuXi's negligence, willful misconduct, or unauthorized use in which case WuXi will be responsible. WuXi will obtain written approval from Customer prior to the performance of any non-routine maintenance or servicing, and Customer will reimburse WuXi at cost for any non-routine maintenance or servicing costs that are Customer's responsibility.
4.3
Specification. Specifications will be agreed to by the Parties prior to initiation of a manufacturing run or other Services, as appropriate.
4.4
Time Estimates. The receipt of technical transfer data, equipment need, material requirements, analytical testing information, and other information as defined in the project transfer plan (PTP) is critical to guide the program for Process development/verification, analytical development, and manufacturing/testing operations. Due to the inherent limitations and unpredictable nature of the information in the PTP and the verification thereof, and subsequent Process development and assay development activities, the time schedule set down for the performance of program Services is estimated only. Upon completion or near completion of these early-phase program elements, including verification and pilot runs, the project teams will establish a cGMP manufacturing schedule. Delivery dates or times specified in any schedule are estimates only and shall be non-binding.
4.5
Forecast and Minimums. Manufacturing capacity and binding [***] minimum run purchase requirement for each manufacturing suite, if and as applicable, will be agreed-to by the Parties in the applicable Work Order. After completion of the PTP, verification of transfer, process development, assay development and verification/pilot run activities Customer shall provide WuXi the first [***] forecast for cGMP manufacturing runs (the "Forecast"). Thereafter, Customer shall, at least [***] before the [***], provide WuXi an update to the Forecast specifying Customer's anticipated Product manufacturing run requirements. The Forecast shall constitute Customer's good faith estimate of Customer's requirements for Product(s) for such periods. Within [***] after receiving the Forecast WuXi will inform Customer if it has the capacity available to meet the Forecast and shall use good faith efforts to accept all such Forecast. Once accepted, the Forecast for [***] shall constitute a binding requirement by WuXi to manufacture such Products and for Customer to purchase such capacity and Customer shall issue a purchase order therefor. Customer shall remain obligated to pay (i) the minimum run purchase requirement, (ii) the Price of each manufacturing run over the minimum run purchase requirement contained in the binding Forecast, and (iii) the associated manufacturing suite fees. Start dates specified in the binding Forecast schedule will mean that date plus or minus [***].
4.6
Customer Delays. Any changes or additions to the information, Customer Materials, or raw materials provided by Customer, or (in the case of information) subsequently gained under an applicable Work Order that results in a material change or revision to (i) the timing, method, or manner of performance of WuXi's obligations hereunder, (ii) production or assay batch records, or (iii) WuXi-furnished facilities, equipment, materials, services or site, may cause a Services start date to be rescheduled or cancelled. Customer shall be liable for the reschedule/cancellation fees listed under Section 4.7 for any cancellation or reschedule arising under this Section 4.6.
4.7
Service Cancellation or Reschedule by Customer. Any delay, reschedule, or cancellation in the commencement of a Service that is caused by Customer or that is due to Customer preference shall be subject to fees as set forth in the applicable Work Order. If any such Work Order is silent as to such fees, then any delay, reschedule, or cancellation in the commencement of a Service that is caused by Customer or that is due to Customer preference shall be subject to the following fees:

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4.7.1
[***] of the Price of a manufacturing Service (e.g. [***]) if cancelled or rescheduled within [***] of commencement
4.7.2
[***] of the Price of a non-manufacturing Service if cancelled or rescheduled within [***] of commencement.
4.7.3
[***] of the Price of any Service if cancelled or rescheduled after commencement.
4.8
Accuracy of Customer Materials. WuXi will not be liable for (i) the accuracy of Customer Materials or Customer-supplied raw materials or for any error or defect in the Services arising out of or related to any inaccuracies, error or defect in such Customer Materials or Customer-supplied raw materials, nor for (ii) any consequences of such inaccuracies, errors or defects, including but not limited to, any liability arising out of any delay by WuXi to timely perform the Services.
4.9
Pass-Through Cost Raw Materials. The cost of media, reagents, disposables and all other materials purchased by WuXi for Customer's project will be passed-through to Customer at WuXi's cost plus [***]. Customer will be asked to approve the type, quantity and pricing of such raw materials in writing prior to purchase. Customer will be invoiced upon receipt of such materials by WuXi. Raw material release testing performed for each raw material will be defined as per WuXi's commodity specification procedure and performed in compliance with ICH Q7 and 21CFR211.84. This release testing will be priced and invoiced separately to Customer. Raw material testing and prices will be provided to Customer for review prior to ordering of such raw material, and will be invoiced once testing is completed. Total received amount of such pass-through cost items and materials will be invoiced regardless of actual quantity used for Customer's project. Pass-through raw materials purchase and testing invoicing terms are net [***]. Invoices are "billed and payable" in U.S. dollars only.
4.10
INTENTIONALLY OMITTED.
4.11
Customer-Supplied Materials / Raw Materials. WuXi will purchase all raw materials required for manufacturing programs on the Customer's behalf in accordance with Section 4.9, except (i) when intellectual property concerns or restrictions dictate that Customer provide such materials (e.g. [***]) or (ii) where materials are unavailable in WuXi's supply chain, then Customer shall provide such raw materials and Customer Materials (collectively, "Materials") necessary to advance program milestones. Customer will be charged a [***] fee per shipment per Material provided by Customer. Release testing required for such Customer-provided Materials will incur additional fees and be quoted and charged separately. Customer shall provide all such Materials in a timely manner so that they can be tested and released by WuXi at least [***] prior to the scheduled start date of the Service for which such Materials are to be used. Any Customer-supplied Materials not provided in a timely manner may cause a Services start date to be cancelled or rescheduled. Customer shall be liable for the applicable fees listed under Section 4.7 for any cancelled or rescheduled Service arising under this Section 4.11. Customer further agrees and acknowledges that the commercial value and/or cost of replacement of Customer Materials (e.g. patient cells or material, virus, or raw material), is a matter that is within the sole and exclusive knowledge of Customer and acknowledges that it is solely responsible to insure such Customer Material against damage or loss. Customer further agrees that under no circumstances shall WuXi be liable for loss or damage to any such Customer Material, except where such loss is the result of WuXi's gross negligence or willful misconduct. WuXi shall not use Customer Materials for any purpose other than the performance of the Services in accordance with this Agreement, and shall not reverse engineer the Customer Materials or transfer the Customer Materials to any third party without the written consent of Customer.
4.12
Disposition of Unused or Expired Raw Materials. Within [***] after (i) expiration of any raw material during the term, or (ii) termination of this Agreement or (iii) completion of the project, Customer and WuXi will make arrangements to ship any such unused/expired raw materials to Customer at Customer's expense. In the event Customer elects to not take possession of any such unused/expired raw materials, then WuXi may, at its sole discretion dispose of such raw materials in accordance with WuXi

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standard operating procedures for such disposal, after providing [***] notice to Customer to allow for alternate material disposition.
4.13
Documentation. All production Batch records specific for Customer and test protocols written by WuXi App Tec for Customer will be reviewed and approved by Customer prior to use. Product Specifications, including vial label text will be reviewed and approved by Customer. All Product manufacturing and testing Records will be audited by WuXi Quality Assurance to assure conformance with controlled procedures and with the established Specifications. For each manufacturing run, Customer will be provided the executed production Batch records, the production run environmental monitoring summary, a statement of compliance, and a certificate of analysis (collectively, the "Batch Documentation").
4.14
Joint Steering Committee. The Parties shall appoint a joint steering committee composed of [***] from each Party composed of appropriate representatives such as Manufacturing, Quality, Process and Analytical Development, and Business Development (the "Joint Steering Committee"). The Joint Steering Committee shall meet by teleconference based on the needs of the Project(s) as determined by the Project Managers or Joint Steering Committee. WuXi shall be responsible for coordinating meetings and meeting minutes and circulating to Joint Steering Committee members as soon as reasonably practicable for comments and approval of the meeting minutes. In addition to resolving disputes which cannot be resolved by the Project Managers, the Joint Steering Committee shall also be a deciding body for project changes as presented by the Project Managers, and shall also discuss ongoing relationship between the Parties and future plans and agreements, including the coordination of training by Customer of WuXi personnel and other Customer access to the Facility as described in Section 4.15. Notwithstanding the foregoing, the Joint Steering Committee shall not have the authority to amend or modify this Agreement or any Work Order.
4.15
Customer Access and Training.
4.15.1
At agreed-upon dates and times Customer's employees and agents (including its independent contractors) (collectively, "Customer Personnel") (1) may conduct training of WuXi personnel, which training may occur at the Facility or at Customer's facility, (2) will receive from WuXi initial and maintenance training regarding site-specific Facility SOPs in a reasonable timeframe and frequency for Customer Personnel, and (3) will have access to, and be permitted to participate in, the production of the Product. Customer Personnel working at the Facility are required to comply with WuXi's operating documents and any other applicable WuXi facility and/or safety policies. For the avoidance of doubt, Customer Personnel may not physically participate in the production or manufacture of any Product that may be used in or on humans.
4.15.2
WuXi will provide Customer Personnel working at the Facility will be and remain employees of Customer, and Customer will be solely responsible for the payment of compensation for such Customer Personnel (including applicable Federal, state and local withholding, FICA and other payroll taxes, workers' compensation insurance, health insurance, and other similar statutory and fringe benefits). Customer covenants and agrees to maintain workers' compensation benefits and employers' liability insurance as required by applicable Federal and state laws with respect to all Customer Personnel working at the Facility.
4.15.3
Customer will pay for the actual cost of repairing or replacing to its previous status (to the extent that WuXi determines, in its reasonable judgment, that repairs cannot be adequately effected) any property of WuXi damaged or destroyed by Customer Personnel, provided Customer shall not be liable for repair or replacement costs resulting from ordinary wear and tear.
4.15.4
Customer Personnel visiting or having access to the Facility will abide by WuXi standard policies, operating procedures and the security procedures established by WuXi. Customer will be liable for any breaches of security by Customer Personnel. All Customer Personnel will agree to abide by WuXi policies and SOPs established by WuXi.

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4.15.5
Customer will indemnify and hold harmless WuXi from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) arising out of any injuries (i) suffered by Customer Personnel while at the Facility or elsewhere, except to the extent caused by the negligence or willful misconduct on the part WuXi or (ii) suffered by WuXi employees or third parties on WuXi's premises to the extent caused by Customer Personnel.
4.16
Technology Transfer to Customer.
4.16.1
At Customer's request from time to time, or upon termination of this Agreement for any reason, for a transfer to Customer or its designee of any then-current Process, WuXi shall use commercially reasonable efforts to transfer to Customer or its designee the Process, including, all Customer Materials (e.g., [***]) and Process Batch records used to manufacture Product, and any other information or documents specific to Process and Product. Notwithstanding the foregoing, WuXi is not obligated to transfer any cell lines, viruses, plasmids, or controls that are licensed or owned by WuXi, or any methods, protocols, or procedures that are confidential to WuXi such as facility/equipment- specific standard operating procedures, WuXi test methods, protocols, assay qualification/validation reports (except to the extent such reports are Product-specific) and other similar general operating documents and information.
4.16.2
In connection with such transfer, WuXi shall provide commercially reasonable assistance to Customer or its designee to transfer the Process to Customer or its designee's facility, including by making employees of appropriate skill and experience available to Customer or its designee to consult with and assist Customer or its designee in such performance, however, such support is limited to [***] from WuXi's initiation of such transfer from WuXi to Customer or its designee's facility. For a period of [***] after completion of such transfer, WuXi shall use commercially reasonable effort to comply with Customer's reasonable supplemental requests for information necessary to perform, implement, establish, conduct, make use of, transfer and otherwise efficiently exploit the Process.
4.16.3
Customer shall reimburse WuXi for time spent by its personnel and out-of-pocket costs in performing the activities set forth in this Section 4.16 (collectively, the "Technology Transfer"), all in accordance with a separate Work Order defining all activities, Prices, and fees.
5.
Delivery, Transportation of Product.
5.1
Delivery. Product will be delivered Ex Works WuXi premises which means (a) when WuXi places Product at the disposal of Customer at WuXi's premises not cleared for export and not loaded onto any collecting vehicle and (b) risk of loss to Product passes to Customer upon delivery ("Deliver," "Delivery," or "Delivered," as appropriate). Subject to Section 5.2, WuXi shall deliver to Customer the Batch Documentation no later than the date of Delivery. Transportation of Product, whether or not under any arrangements made by WuXi on behalf of Customer, shall be made at the sole risk and expense of Customer.
5.2
Delivery Without Batch Documentation. At Customer's request, WuXi will Deliver Product in quarantine prior to delivery of the Batch Documentation. Such request shall be accompanied by Customer's written acknowledgement that the Product has been Delivered without the transmittal to Customer of the Batch Documentation, the Product will not be administered to humans until transmittal of the Batch Documentation, and that Customer nevertheless accepts full risk of loss of the Product. The Delivery of Product in quarantine will be subject to such testing requirements as WuXi may reasonably require, and the [***] period referred to in Section 6.1 will run from Delivery in quarantine to Customer of the Product.
5.3
Packaging and Labeling. WuXi will package and label Product for Delivery in accordance with its standard operating procedures and Customer's specifications. All costs and expenses of whatever nature incurred by WuXi in complying with the foregoing and will be charged to Customer in addition to the Price.

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5.4
Insurance. If requested in writing by Customer, WuXi will (acting as agent for Customer) arrange for insurance of Product while held by WuXi after Delivery (awaiting transportation) for a maximum of [***] on terms equivalent to those under which WuXi insures product prior to Delivery. Expenses incurred by WuXi in arranging such insurance will be charged to Customer in addition to the Price.
5.5
Transportation. If requested in writing by Customer, WuXi will (acting as agent of Customer for such purpose) arrange the transportation of Product from WuXi's premises to the destination indicated by Customer. All additional costs and expenses of whatever nature incurred by WuXi in arranging such transportation and any insurance will be charged to Customer in addition to the Price.
5.6
Acceptance of Delivery. Where WuXi has made arrangements for the transportation of Product, Customer shall diligently examine the Product as soon as practicable after receipt. Notice of all claims (time being of the essence) arising out of:
5.6.1
Visible damage to or total or partial loss of Product in transit will be given in writing to WuXi and the carrier within [***] of receipt by Customer; or
5.6.2
Non-delivery will be given in writing to WuXi within [***] after the receipt by Customer of WuXi's shipping notice.
5.7
Damage Claims. Customer shall make damaged Product and associated packaging materials available for inspection and shall comply with the reasonable requirements of any insurance policy covering the Product. WuXi shall offer Customer reasonable assistance in pursuing any claims arising out of the transportation of Product.
6.
Non-Conforming Product or Services.
6.1
Non-Conforming Product. If within [***] following Delivery of Product, Customer notifies WuXi in writing that the Product fails to meet Specification (a "Non-Conforming Product"), the Parties shall initiate an investigation of such non-conformance which will be conducted, upon mutual agreement of the Parties, by either a Party, the Parties jointly, or a third party agreed by the Parties. Customer shall provide WuXi with all reasonable assistance in such investigation, including the return of all such non-conforming Product at WuXi's expense. If the investigation shows that the Product returned to WuXi fails to meet Specifications or cGMP and such failure (i) renders the Product unusable in the clinic and (ii) is solely the result of WuXi's negligence, then Customer's exclusive and complete remedy is for WuXi to either (i) refund the Price of the manufacturing run paid by Customer for such Non-Conforming Product or (ii) credit the Price of such manufacturing run paid by Customer for a replacement manufacturing run. WuXi is not liable for the cost of raw materials or Customer Materials used in the manufacturing of Non-Conforming Product or for any replacement manufacturing run hereunder.
6.2
Non-Conforming Development or Testing Services. If, within [***] of receiving a result from development or testing Services, Customer notifies WuXi in writing that the result is unexpected or out of specification (collectively, an "OOS"), the Parties will initiate a laboratory investigation of the OOS which will be conducted, upon mutual agreement of the Parties, by either a Party, the Parties jointly, or a third party agreed by the Parties . Customer shall be liable to WuXi for the Price of the Services performed, including any additional testing or retests, except that Customer is not liable to WuXi for OOS results that are the solely the result of WuXi's negligence in the performance of the Services in accordance with Section 4.1, in which case Customer's exclusive and complete remedy is that WuXi shall either (i) refund the Price paid by Customer for the Services giving rise to the OOS results or (ii) credit the Price paid by Customer for WuXi to repeat such Services. WuXi is not liable for the cost of pass-through cost raw materials or Customer Materials used in the Services giving rise to the OOS result or for any repeat Services
6.3
Failed Manufacturing Run. In the event that a production run fails to yield Product that can be released for Delivery due solely to WuXi's negligence then Customer's exclusive and complete

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remedy is that WuXi shall either (i) refund the Price paid by Customer for such failed manufacturing run or (ii) credit the Price paid by Customer for such failed manufacturing run for a replacement manufacturing run. WuXi is not liable for the cost of raw materials or Customer Materials used in the failed manufacturing run or for the replacement manufacturing run
7.
Records.

Records of Services are available for Customer review at the WuXi facility where the Services were performed. WuXi will retain Batch Documentation, production, laboratory and other technical records ("Records") of Services for a minimum of [***]. In the event WuXi proposes to dispose of Records WuXi shall provide Customer written notice thereof. If within [***] after such notice Customer requests any Records, WuXi shall provide to Customer at Customer's expense such Records rather than disposing thereof. WuXi may, however, retain copies of any Records as are reasonably necessary for regulatory or insurance purposes, and not be required to expunge electronic files of Records that are created by WuXi's automated system back-up procedures, subject to WuXi's continued obligation of confidentiality.

8.
Price and Terms of Payment.
8.1
Price. Customer shall pay the Price in accordance with the Price detailed in Work Orders attached hereto.
8.2
Payment. Payment will be made in accordance with Work Orders attached hereto. Unless otherwise indicated in a Work Order, all Prices and other fees listed in a Work Order are exclusive of any applicable taxes, levies, duties and fees of whatever nature imposed by or under the authority of any government or public authority, which shall be paid by Customer (other than taxes on WuXi's income). In the event Customer disputes any invoiced amount, Customer must give WuXi written notice of such dispute within [***] from the date of Customer's receipt of such invoice. In the absence of such written notice, the invoice shall be deemed to have been accepted by Customer. Payment of all amounts not under good faith dispute by Customer must be made within [***] of receipt by Customer of the applicable invoice. Customer shall not have the right to set off any of its payment obligations against any damages, credits, claims or charges assessed by Customer against WuXi.
8.3
Payment Default. In the event of a default of payment on due date:
8.3.1
Interest shall accrue on any amount overdue at the annual rate of [***] above the prime rate of interest published from time to time in the Wall Street Journal, interest to accrue on a day to day basis both before and after judgment; and
8.3.2
WuXi shall not be obligated to provide Services or deliverables or otherwise comply with the restrictions and obligations under this Agreement or any Work Order until all overdue payments have been received by WuXi, together with interest accrued on such late payments from the due date until payment. WuXi may also terminate this Agreement for material breach by Customer upon [***] written notice to Customer unless all overdue amounts owed plus interest is received by WuXi within the [***] notice period.
9.
Indemnification and Limitation of Liability.
9.1
WuXi Indemnity. WuXi shall indemnify and hold Customer harmless against all claims, actions, costs, expenses (including court costs and reasonable attorney's fees) or other liabilities (collectively, "Losses") directly incurred by Customer to, from or in favor of third parties, to the extent such Losses are the direct result of WuXi's material breach of this Agreement, or its gross negligence, fraud, or willful misconduct in the provision of Services under this Agreement.

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9.2
Customer Indemnity. Customer shall indemnify and hold WuXi harmless against all Losses directly incurred by WuXi to, from or in favor of third parties, to the extent such Losses are the direct result of Customer's
9.2.1
research, development, manufacture, distribution, use, sales or other disposition by Customer, including any distributor, collaborator, customer, sublicense, representative or agent of Customer of the Product or Customer Materials provided by Customer upon which the Services were performed;
9.2.2
infringement of any third party's patent rights or unauthorized use or misappropriation of its information or know-how;
9.2.3
grossly negligent or willful act, omission, or breach in connection with this Agreement.
9.3
Reduction of Obligation. The obligation of WuXi under Section 9.1 and Customer under Section 9.2 shall be reduced to the extent that any Losses are caused by any Indemnitees' negligence, gross negligence, or willful misconduct.
9.4
Limitation. Neither Party shall be liable for any penalties, or any punitive, multiple, liquidated, special, consequential, incidental or indirect damages arising out of or in connection with this Agreement (or the termination hereof), including, without limitation, loss of profits or anticipated sales. Except with respect to any breach of Article 10 hereunder, and either Party's indemnification obligations under Section 9.1 or 9.2, the total liability of either Party and its agents to the other Party and anyone claiming by or through the other Party, for any and all claims, losses, costs or damages, including without limitation, attorneys' fees and costs and expert-witness fees and costs of any nature whatsoever or claims expenses resulting from or in any way related to this Agreement from any cause or causes shall not exceed the Price of the Services under which such liability arises. Except as otherwise provided, it is intended that this limitation apply to any and all liability or cause of action however alleged or arising, including without limitation, negligence, professional errors and omissions, breach of contract, unless otherwise prohibited by law. For the avoidance of doubt, the foregoing shall not limit either Party's ability to obtain equitable relief of any type.
9.5
Further Limitation. The obligation of WuXi under Section 9.1 and Customer under Section 9.2 is limited to direct damages in the amount of [***] per claim, except that this limitation will not apply with respect to any indemnifiable claim arising out of or relating to fraud or willful misconduct by the indemnifying Party under this Agreement.
9.6
Limitation Exception. Nothing contained in the Agreement shall purport to exclude or restrict any liability for death or personal injury resulting directly from gross negligence by a Party in carrying out their obligations in breach of the terms of this Agreement.
10.
Confidentiality.
10.1
Confidential Information. The Parties will exchange proprietary and confidential information during the term of this Agreement, including without limitation, the existence and terms of this Agreement. The parties will identify, in writing, such information as confidential and/or proprietary. Notwithstanding the foregoing, Customer Confidential Information will also include Customer Information, Customer Materials, and Customer Know-How, and WuXi Confidential Information will include WuXi Know-How, study designs, pricing information, and test protocols. Customer acknowledges that WuXi Confidential Information and WuXi acknowledges that Customer Confidential Information, with which it is supplied by the other pursuant to the Agreement is supplied subject to Sections 10.5 and 10.6 in circumstances imparting an obligation of confidence. Each Party agrees to keep the other Party's confidential information secret and confidential and to respect the other's proprietary rights therein and not

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at any time for any reason whatsoever to disclose or permit the other party's confidential information to be disclosed to any third party save as expressly provided herein.
10.2
Obligations of Confidentiality. Customer and WuXi shall each cause all their respective employees, consultants, contractors and persons for whom it is responsible having access to WuXi Confidential Information or Customer Confidential Information to be subject to the same obligations of confidence as Customer and WuXi pursuant to Sections 10.1 and 10.3 and shall be bound by confidentiality agreements in support of such obligations. WuXi and Customer each undertake not to disclose or permit to be disclosed to any third party, or otherwise make use of or permit to be made use of (a) any trade secrets or confidential information relating to the technology, business affairs or finances of the other, any subsidiary, holding company or subsidiary or any such holding company of the other, or of any suppliers, agents, distributors, licensees or other customers of the other which comes into its possession under this Agreement, or (b) the commercial terms of this Agreement; except to the extent that the same is required to be disclosed pursuant to subpoena, court order, judicial process or otherwise by law, provided the receiving Party provides prompt notice to the disclosing Party of such requirement in order to give the disclosing Party an opportunity to timely seek a protective order or other appropriate judicial relief. In the event the disclosing Party is unable to obtain a protective order or other appropriate judicial relief, the receiving Party shall disclose only that portion of the disclosing Party's confidential information which is legally required to be disclosed, and that the disclosing Party shall be given an opportunity to review the confidential information prior to its disclosure.
10.3
Limitations. The obligations of confidentiality referred to in this Section 10 shall not extend to any information which:
10.3.1
Is or becomes generally available to the public otherwise than by reason of a breach by the recipient Party of the provisions of this Section 10;
10.3.2
Is known to the receiving Party and is at its free disposal prior to its receipt from the disclosing Party, as established by written records; is
10.3.3
Is subsequently disclosed to the receiving Party without being made subject to an obligation of confidence by a third party, as established by written records;
10.3.4
Is required to be disclosed by WuXi or Customer under any statutory, regulatory or similar legislative requirement, subject to the imposition of obligations of confidentiality wherever possible in that relation; or
10.3.5
Is developed by any servant or agent of the recipient Party without access to or use or knowledge of the information by the disclosing Party, as established by written records.
10.4
Remedies. Without prejudice to any other rights and remedies that the Parties may have, the Parties agree that the confidential information is valuable and that damages may not be an adequate remedy for any breach of the provisions of this Section 10. The Parties agree that the relevant Party will be entitled without proof of special damage to seek the remedies of an injunction and other equitable relief for any actual or threatened breach by the other Party.
10.5
WuXi Confidential Information. Customer acknowledges that Customer shall not at any time have any right, title, license or interest in or to WuXi Confidential Information the WuXi Intellectual Property Rights or any other intellectual property rights relating to the Services which are vested in WuXi or to which WuXi is otherwise entitled.
10.6
Customer Confidential Information. WuXi acknowledges that save as provided herein WuXi shall not at any time have any right, title, license or interest in or to the Customer Confidential Information, Customer Patent Rights, Customer Know-How, or any other intellectual property rights vested in Customer or to which Customer is entitled. WuXi shall at all times store all Customer Confidential

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Information in the United States and on servers and other storage systems that are not accessible outside of the United States.
10.7
Survival. The obligations of WuXi and Customer under this Section 10 shall survive the termination or expiration of this Agreement.
11.
Term and Termination.
11.1
Term. This Agreement will expire on the later of (a) [***] from the Effective Date or (b) the completion of all Services under the last Work Order executed by the Parties prior to the [***] of the Effective Date. The Agreement may be extended by mutual agreement of the parties or earlier terminated in accordance with section 11.2 or 11.3.
11.2
Termination without Cause.
11.2.1
Customer may in its sole discretion terminate this Agreement or any Work Order at any time for any reason or no reason by giving not less than [***] notice in writing to WuXi. In the event any Work Order contains a termination notice term different that the foregoing [***] notice requirement, the termination notice requirement of the Work Order shall supersede the notice requirement of this Section 11.2.1, but only with respect to such Work Order. Customer-requested delays or holds of any Work Order lasting longer than [***] may, at WuXi's sole discretion and upon [***] written notice to Customer be considered as termination without cause by Customer of such Work Order.
11.2.2
WuXi may in its sole discretion terminate this Agreement or any Work Order at any time for any reason or no reason by giving not less than [***] notice in writing to Customer. During such notice period, WuXi shall continue all work in progress and both Parties shall remain liable to each other for their respective obligations under this Agreement. In the event of termination pursuant to this Section 11.2.2 Customer shall pay WuXi for Services performed and for expenses incurred or irrevocably committed to third parties.
11.3
Termination for Cause. WuXi and Customer may each terminate the Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:
11.3.1
If the other commits a material breach of the Agreement which in the case of a breach capable of remedy is not remedied within [***] of the receipt by the other of written notice identifying the breach and requiring its remedy; or
11.3.2
Any Party may terminate this Agreement at any time by giving notice in writing to the other Party, if the other Party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, otherwise loses legal control of its business or ceases to carry on its business.
11.4
Payment of Amounts Owed. In the event of termination by Customer pursuant to Section 11.2.1 or by WuXi pursuant to Section 11.3, Customer shall pay WuXi for Services performed up to the date of termination and any termination/cancellation fees and/or liquidated damages agreed-to by the parties in the applicable Work Order. In addition, Customer shall reimburse WuXi for expenses incurred or irrevocably committed to third parties in accordance with this Agreement and the Price for any Services that are in-progress or that has an initiation date scheduled within [***] of the receipt of notice of termination or cancellation.
11.5
Rights and Obligations upon Termination. Upon the termination of the Agreement (or any applicable Work Order) for whatever reason:

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11.5.1
Subject to the terms of Section 7 (Records), WuXi shall promptly return to Customer all Customer Know-How, Customer Information and shall dispose of or return to Customer the Customer Materials and any materials therefrom, as directed by Customer;
11.5.2
Customer shall promptly return to WuXi all WuXi Know-How and WuXi Confidential Information it has received from WuXi;
11.5.3
Except to the extent Customer has been granted a license pursuant to Section 13.5 hereunder, Customer shall not thereafter use or exploit WuXi Confidential Information, the WuXi Intellectual Property Rights or the WuXi Know-How in any way whatsoever;
11.5.4
WuXi shall not thereafter use or exploit the Customer Patent Rights, Customer Know-How or the Customer Information in any way whatsoever;
11.5.5
WuXi and Customer shall do all such acts and things and shall sign and execute all such deeds and documents as the other may reasonably require to evidence compliance with this Section 11.5.
11.5.6
Wuxi shall cooperate with Customer to ensure an orderly transition to Customer (or a third party designated by Customer) of Process in accordance with Section 4.16.
11.6
Survival. Upon any termination or expiration of this Agreement, all outstanding rights and obligations between the parties arising from or in connection with this Agreement shall immediately terminate, except:
11.6.1
any obligation that matured prior to the effective date of the termination or expiration;
11.6.2
Sections 3, 7, 9, 10, 11, 13, and 14.
11.6.3
any other provision which, by its terms, is understood to survive the termination or expiration of this Agreement.
12.
Force Majeure.
12.1
Force Majeure Rights. If either Party is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure such Party shall give written notice thereof to the other Party specifying the matters constituting Force Majeure together with such evidence as reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, the Party claiming Force Majeure shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue. Notwithstanding the foregoing, if the Party claiming Force Majeure estimates that the delay will exceed [***], or if the delay has, in fact, exceeded [***], the other Party may terminate this Agreement for cause as set forth in Section 11.3, including an additional [***] notice to remedy the breach.
12.2
Force Majeure Definition. The expression "Force Majeure" shall be deemed to include any cause affecting the performance by either Party of the Agreement arising from or attributable to acts, events, acts of God, omissions or accidents beyond the reasonable control of the Party claiming Force Majeure.
13.
Inventions.
13.1
All Customer information, Customer Materials, Customer Know-How, and Customer Intellectual Property Rights provided to WuXi by and/or on behalf of Customer in connection with this

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Agreement, in any form whatsoever shall remain the sole and exclusive property of Customer (the "Customer Property"). WuXi shall not acquire any right, title or interest in the Customer Property as a result of its performance of the Services.
13.2
Any and all intellectual property and information, including WuXi Intellectual Property Rights, WuXi Confidential Information, and WuXi Know-How whether tangible or intangible, which was in WuXi 's possession prior to the Effective Date or which is later generated or acquired by WuXi outside the scope of activities under this Agreement (collectively, the "WuXi Property"), shall be the sole and exclusive property of WuXi.
13.3
All Deliverables, information, data, writings, inventions and other work product (and all intellectual property rights therein), in any form whatsoever, both tangible and intangible, developed as a result of performance of the Services by WuXi (collectively, the "Works"), shall be the sole and exclusive property of Customer. Customer shall be the sole owner of all the rights to such Works in any form and in all fields of use known or hereafter existing, and WuXi hereby assigns any and all rights to the Works to Customer. Customer may transfer such Works or use the Works for any purpose without further payment to WuXi.
13.4
WuXi shall own all right, title, and interest in any improvements in WuXi Property or developments representing new intellectual property that emerge in the course of WuXi providing the Services that is generally applicable for the manufacture and testing of biological products and does not specifically rely upon Customer Property (collectively, "Improvements").
13.5
Customer is hereby granted a non-transferable, non-exclusive, world-wide, fully paid-up, royalty-free, perpetual, irrevocable license, with the right to sublicense through multiple tiers of sublicensees, to any and all portions of WuXi Property or Improvements that are incorporated or embedded in any deliverable to the extent reasonably necessary to allow for the manufacture and full use of such deliverable by Customer in accordance with the Process. For the avoidance of doubt, Customer is not granted any license or right to any cell lines, viruses, plasmids, or controls that are licensed or owned by WuXi, or to any methods, protocols, or procedures that are confidential to WuXi.
13.6
Neither Party shall acquire any right, title or interest in any of the trademarks, service marks or logos belonging to the other Party. No right or license, whether express or implied, is granted to one Party by the other Party, except to the extent expressly authorized by this Agreement.
14.
Mediation, Arbitration, Governing Law, Jurisdiction, and Enforceability.
14.1
Mediation. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, each Party shall by written notice to the other have the right to have such dispute referred to the senior management of WuXi and Customer for attempted resolution by good faith negotiations within [***] after such notice is received. If such senior management are unable to resolve such dispute within the [***] period, and before arbitration is initiated, the Parties shall participate in a mediation that will last no less than [***] unless the dispute is resolved before such time. Notwithstanding the requirement for the parties to submit to mediation for a minimum of [***], neither Party will be required to participate in mediation for longer than [***]. Any mediation will take place a mutually agreeable venue, and will be officiated by a mutually agreeable mediator identified and engaged by the Parties, the cost and fees for whom shall be borne equally by the Parties. In the event the Parties' efforts to reach an amicable resolution through mediation or other informal means are unsuccessful, either Party may invoke the provisions of Section 14.2. Any settlement reached by the Parties under this Section shall not be binding until reduced to writing and signed by the above-specified management of WuXi and Customer. When reduced to writing, such agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled.
14.2
Arbitration. In the event of the failure to reach a resolution pursuant to Section 14.1, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or

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invalidity thereof, shall be finally settled by binding arbitration in accordance with the complex rules of the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement by a panel of three arbitrators who shall be experienced in the biopharmaceutical industry and who will be appointed in accordance with such rules. The place of arbitration will be Philadelphia, Pennsylvania, and the Parties shall share equally filing fees, arbitrator fees or other costs of such proceedings, except that each Party shall bear its own attorney's fees, and other out-of-pocket arbitration expenses, unless the arbitrators decides otherwise. The determination of a majority of the panel of arbitrators shall be the decision of the arbitrators, which shall be binding regardless of whether one of the Parties fails or refuses to participate in the arbitration. The decision shall be enforceable by a court of law, provided that the decision is supported by substantial fact and is without material error of law.
14.3
Governing Law and Jurisdiction. The construction, validity and performance of the Agreement, or any disputes arising hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.
14.4
Waiver. No failure or delay on the part of either WuXi or Customer to exercise or enforce any rights conferred on it by the Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege or further exercise thereof operate so as to bar the exercise or enforcement thereof at any time or times thereafter.
14.5
Severability. The illegality or invalidity of any provision (or any part thereof) of the Agreement shall not affect the legality, validity or enforceability of the remainder of its provisions or the other parts of such provision as the case may be.
15.
Miscellaneous.
15.1
Assignment. Neither Party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed, save that either Party shall be entitled without the prior written consent of the other Party to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement to an Affiliate or to any company with which such assigning Party may merge or to any company to which such assigning Party may transfer its assets and undertakings.
15.2
Independent Contractor. WuXi shall perform the Services as an independent contractor and, as such, neither WuXi nor its employees shall be entitled to any benefits applicable to employees of Customer. Further, Neither Party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter.
15.3
Publicity. Neither Party will use, or authorize others to use, the name, symbols, or marks of the other Party in any advertising or publicity material or make any form of representation or statement related to the Services, this Agreement or its subject matter without that other Party's prior written approval. For avoidance of doubt, either Party is permitted to file this Agreement and any of its exhibits with relevant governmental authorities as required by applicable laws and regulations without the consent of the other Party.
15.4
Entire Agreement. The Agreement attached hereto embody the entire understanding of WuXi and Customer and there are no promises, terms, conditions or obligations, oral or written, expressed on implied, other than those contained herein. The terms of the Agreement shall supersede all previous agreements (if any) which may exist or have existed between WuXi and Customer relating to the Services. The Services Agreement as set forth herein has been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any Party merely because the Services Agreement was prepared by one of the Parties. The Agreement represents the entire

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understanding of the Parties with respect to the subject matter hereof. The Agreement shall not be modified except by a written agreement signed by the Parties.
15.5
No Third Party Beneficiaries. The parties to this Agreement do not intend that any terms hereof should be enforceable by any person who is not a party to this Agreement.
15.6
Notices. All notices, requests, demands and other communications required hereunder shall be in writing; and shall be deemed to have been given or made and shall be deemed sufficient in all respects when delivered personally by reputable courier or when transmitted by confirmed facsimile or when placed in US mail, postage prepaid, certified mail, return receipt requested, and sent to the following addresses

If to Customer:

[***]
[***]
[***]
[***]
[***]
[***]

If to WuXi:

[***]
[***]
[***]
[***]

15.7
Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed by its duly authorized representatives as of the Effective Date.

WuXi Advanced Therapies, Inc.	Cabaletta Bio, Inc.
By: /s/ Joseph Beckman	By: /s/ Steven Nichtberger
Name: Joseph Beckman	Name: Steven Nichtberger, M.D.
Title: Executive Director US Finance	Title: Chief Executive Officer
Date: January 13, 2021	Date: January 12, 2021

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